UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

August 24, 2015

Date of Report (Date of earliest event reported)

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 24, 2015, we held a special meeting of stockholders (the “Special Meeting”) in New York, New York. At the Special Meeting, the proposals set forth below were submitted to and approved by a vote of the Company’s stockholders. The final voting results are as follows:

	For	Against	Abstain	Broker Non- Votes(1)
1. To grant the Board of Directors authority to amend our Certificate of Incorporation to effect a reverse stock split at one of five ratios.	38,904,704	4,467,439	55,797	-
2. To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the above proposal.	39,090,195	3,541,860	795,885	-
(1)	Not calculated as there was no discretionary item on ballot.

Based on shareholder approval, our Board of Directors authorized a reverse stock split at a ratio of 1 to 5. We intend to file an amendment to our Certificate of Incorporation on or about August 27, 2015 to effect the reverse split and expect that our stock will begin trading on a post-split basis on August 28, 2015.

Item 8.01	Other Events.

On August 24, 2015 we issued a press release announcing that would effect a 1 for 5 reverse split of our Common Stock and that the Common Stock would start trading on a post-split basis on August 28, 2015. The press release is attached as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated August 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date:	August 24, 2015

EXHIBITS

Exhibit Number	Description

99.1	Press Release dated August 24, 2015